Boeing Capital Corporation and Subsidiaries
Computation of Ratio of Income to Fixed Charges

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                                                                                   Three Months Ended
                                                                                        March 31,
(Dollars in millions)                                                             2002              2001
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Income:
   Income before provision for income taxes                                $         65.6    $         40.2
    Fixed charges                                                                    89.8              74.1
                                                                           ------------------------------------
    Income before provision for income taxes and fixed charges             $        155.4    $        114.3
                                                                           ====================================

Fixed charges:
    Interest expense                                                       $         89.8    $         72.7
    Preferred stock dividend requirement(1)                                           -                 1.4
                                                                           ------------------------------------
                                                                           $         89.8    $         74.1
                                                                           ====================================

Ratio of income before provision for income taxes and fixed
    charges to fixed charges                                                       1.73              1.54
                                                                           ====================================

(1) Reflects a pre-tax basis.